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                                                                       EXHIBIT 5
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            Dated the Effective Date of the Registration Statement


NBD Bancorp, Inc.
611 Woodward Avenue
Detroit, Michigan  48226

     Subject:  Registration Statement on Form S-4

Ladies and Gentlemen:

     Reference is made to the registration statement on Form S-4 (the "Registration Statement") being filed by NBD Bancorp, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 180,754,063 shares of the Company's common stock, $1 par value and 2,104,800 shares of the Company's preferred stock, without par value (consisting of shares of the Company's Preferred Stock with Cumulative and Adjustable Dividends, Series B, Preferred Stock with Cumulative and Adjustable Dividends, Series C, 8.45% Cumulative Preferred Stock, Series E, and 5-3/4% Cumulative Convertible Preferred Stock, Series B, some of which may be represented by depositary shares), to be issued or reserved for issuance in connection with the merger (the "Merger") between the Company and First Chicago Corporation as described in the Registration Statement (such shares of the Company's common stock and preferred stock, the "Shares").

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates of public officials, and other documents as I have deemed necessary or relevant as a basis for my opinion set forth herein.

     Based on the foregoing, it is my opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

     2. When the Shares have been issued in the Merger in the manner contemplated by the Registration Statement, while the Registration Statement is effective and in compliance with applicable state securities laws, the Shares will be validly issued, fully paid, and nonassessable.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under
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NDB Bancorp, Inc.
Page 2

the caption "Legal Opinion" in the Joint Proxy Statement-Prospectus forming a part of the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under
Section 7 of the Securities Act.

                                             Very truly yours,


                                             /s/ Daniel T. Lis
                                             -----------------
                                             Daniel T. Lis, Esq.